Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (No. 333-150112) on Form S-4 of VeraSun Energy Corporation of our reports dated March 11, 2008 relating to our audits of the consolidated financial statements, the financial statement schedule and internal control over financial reporting, which appear in the Annual Report on Form 10-K of VeraSun Energy Corporation for the year ended December 31, 2007.

In addition, we consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (No. 333-150112) on Form S-4 of VeraSun Energy Corporation of our reports dated March 14, 2008 relating to our audits of US BioEnergy Corporation’s consolidated financial statements and internal control over financial reporting, which appear in the Current Report on Form 8-K/A filed on April 11, 2008.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

Sioux Falls, South Dakota

April 11, 2008